Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401 Little Rock, AR 72211	FOR FURTHER INFORMATION CONTACT: Richard N. Massey | Chairman Matt Machen | CFO 501.975.6011

Bear State Financial, Inc. Announces Record Earnings for 2014 and Consolidation of Bank Charters to Form Bear State Bank

FINANCIAL HIGHLIGHTS:

●

Bear State Financial, Inc. reports a record full year 2014 GAAP net income of $24.3 million and earnings per common share of $0.84, compared to earnings of $729,000 and earnings per common share of $0.03 for the full year 2013.

●	Fourth quarter GAAP net income was $4.8 million or $0.14 per common share, compared to earnings of $199,000 or $0.01 per common share for the fourth quarter of 2013.

●	Fourth quarter 2014 core earnings were $3.4 million or $0.10 per common share, compared to core earnings of $248,000 or $0.01 per common share in the fourth quarter of 2013.

●	Book value per common share increased 60% from $3.20 as of December 31, 2013 to $5.11 as of December 31, 2014

●	On February 13, 2015 the bank charters of First Federal Bank of Harrison, First National Bank of Hot Springs and Heritage Bank of Jonesboro were consolidated to form Bear State Bank.

Little Rock, AR – February 26, 2015 – Bear State Financial, Inc. (“Bear State,” NASDAQ: BSF), today reported earnings of $4.8 million and earnings per diluted common share of $0.14 in the fourth quarter of 2014, compared to earnings of $199,000 or $0.01 per diluted common share in the fourth quarter of 2013, a 2,319% increase. Net income for the fourth quarter of 2014 includes an income tax benefit of $1.6 million primarily resulting from the reversal of most of the Company’s remaining valuation allowance against its deferred tax assets.

For the full year of 2014, net income was $24.3 million and earnings per diluted common share of $0.84, compared to net income of $729,000 or $0.03 per diluted common share for the full year of 2013. Net income for the full year of 2014 includes an income tax benefit of $21.9 million primarily resulting from the reversal of the Company’s valuation allowance against its deferred tax assets.

On June 13, 2014, Bear State completed its merger of First National Security Company (“First National”), the parent company for First National Bank headquartered in Hot Springs, Arkansas and Heritage Bank headquartered in Jonesboro, Arkansas. The Company’s results of operations for the twelve months ended December 31, 2014 includes results of operations for First National for the period from June 14, 2014 through December 31, 2014. Bear State’s three banks continue to progress towards more highly efficient and integrated operations. On February 13, 2015 the three banking charters were consolidated into a single charter forming Bear State Bank. The Company’s operational integration project is ongoing and includes the conversion of all bank operations to a single technology platform.  The Company expects the bulk of this integration project to be completed during the second quarter of 2015.

On December 15, 2014 the Company completed an 11% stock dividend by issuing one share of common stock for every nine shares of such stock outstanding as of December 1, 2014. Total shares outstanding at December 31, 2013 were 22,268,320 and at December 31, 2014 were 33,365,845. All share and per share information in this release has been adjusted to give effect to this stock dividend.

Company reported core earnings of $3.4 million in the fourth quarter of 2014, compared to $248,000 in the fourth quarter of 2013, a 1,284% increase. The fourth quarter of 2014 included two significant non-core items. First, the Company incurred merger and rebranding related expenses of approximately $265,000. Second, the Company realized a tax benefit of $1.6 million as a result of the reversal of the majority of the remaining valuation allowance against its deferred tax asset. Collectively, the net effect of all non-core items was an increase in earnings of approximately $1.4 million, or approximately $0.04 of diluted earnings per share.

Book value per common share was $5.11 at December 31, 2014, a 60% increase from $3.20 at December 31, 2013. Tangible book value per common share was $4.12 at December 31, 2014, a 29% increase from $3.20 at December 31, 2013.

Total loan growth for the twelve months ended December 31, 2014 for each of Bear State’s three banks was as follows: First Federal Bank 12%; First National Bank 1%; Heritage Bank 18%; or 9% on a consolidated basis.

FINANCIAL CONDITION

Total assets were $1.51 billion at December 31, 2014, a 176% increase compared to $549 million at December 31, 2013. Total deposits were $1.26 billion at December 31, 2014, a 169% increase compared to $470 million at December 31, 2013. The increase in both assets and deposits was primarily due to the First National merger. Total loans, including those acquired and held for sale, were $1.06 billion at December 31, 2014, an increase of $673 million, or 173%, compared to the same period in 2013.

Common stockholders’ equity was $170 million at December 31, 2014, a 140% increase from $71 million at December 31, 2013. Tangible common stockholders’ equity was $137 million at December 31, 2014, an 93% increase from $71 million at December 31, 2013. Book value per common share was $5.11 at December 31, 2014, a 60% increase from $3.20 at December 31, 2013. Tangible book value per common share was $4.12 at December 31, 2014, a 29% increase from $3.20 at December 31, 2013. The Company’s ratio of common stockholders’ equity to total assets decreased to 11.25% at December 31, 2014, compared to 12.97% at December 31, 2013. The calculation of the Company’s tangible book value per common share, tangible common stockholders’ equity and the reconciliation to GAAP are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

Fourth quarter 2014 core earnings totaled $3.4 million or $0.10 per diluted common share, compared to core earnings of $248,000 or $0.01 per diluted common share in the fourth quarter of 2013. The core return on average assets measured 0.89% and 0.18%; core return on average equity measured 8.16% and 1.37%; and core return on average tangible equity measured 10.19% and 1.37% for these periods, respectively.

GAAP earnings include what the company considers non-core items. The reconciliation of net income and core income, together with related financial measures is included in the schedules accompanying this release. Non-core items totaled $1.4 million or $0.04 per diluted common share in the most recent quarter. Including these net non-core items, fourth quarter 2014 GAAP results were earnings of $4.8 million or $0.14 per diluted common share. GAAP net income was $199,000 or $0.01 per diluted common share in the fourth quarter of 2013. The GAAP net income resulted in a GAAP return on average assets of 1.25% in the most recent quarter, compared to 0.15% in the fourth quarter of 2013.

Net interest income for the fourth quarter 2014 was $13.3 million, compared to $3.9 million for the same period in 2013. Net interest income for the twelve months ended December 31, 2014 was $37.4 million, compared to $15.0 million for the same period in 2013. Interest income for the fourth quarter of 2014 was $14.9 million compared to $4.7 million for the same period in 2013. Interest income for the twelve months ended December 31, 2014 was $42.5 million compared to $18.4 million for the same period in 2013. The increase in interest income for the three and twelve months ended December 31, 2014, compared to the comparable periods in 2013, was primarily related to increases in the average balances of loans receivable and investment securities as a result of the merger with First National, which contributed interest income of approximately $9.7 million and $22.3 million of interest income for the three and twelve month periods ending December 31, 2014 respectively. Interest expense for the fourth quarter of 2014 was $1.6 million compared to $878,000 for the same period in 2013. Interest expense for the twelve months ended December 31, 2014 was $5.1 million compared to $3.4 million for the same period in 2013. The increase in interest expense for the three and twelve months ended December 31, 2014 compared to the same period in 2013 was primarily due to an increase in the average balance of deposit accounts as a result of the First National merger.

Net interest margin measured 3.91% for the fourth quarter 2014, compared to 3.12% for the same period in 2013. Net interest margin for the twelve months ended December 31, 2014 was 3.84%, compared to 3.09% for the same period in 2013. The Company’s net interest margin increased primarily as a result of an increase in yields on loans receivable resulting from loans acquired in the First National merger. The average cost of total interest-bearing liabilities decreased to 0.55% for the fourth quarter 2014, compared to 0.78% for the same period in 2013. Average cost of total interest-bearing liabilities for the twelve months ended December 31, 2014 was 0.60%, compared to 0.77% for the same period 2013.

Noninterest income is generated primarily through deposit account fee income, profit on sale of loans, and earnings on life insurance policies. Total noninterest income of $3.4 million for the three months ended December 31, 2014 increased from $1.4 million for the same period in 2013, a 139% increase. Total noninterest income of $10.0 million for the twelve months ended December 31, 2014 increased from $5.4 million for the same period in 2013, an 85% increase. The increase in the three and twelve month comparison periods was primarily due to an increase in deposit fee income and gain on sale of loans. The increase in gain on sale of loans was due to an increase in the number of mortgage loans sold and the average profit on loans held for sale.

Total noninterest expense increased $6.3 million or 124% during the fourth quarter of 2014 compared to the fourth quarter of 2013. Total noninterest expense increased $22.4 million or 114% during the twelve months ended December 31, 2014 compared to the same period in 2013. The variances in total noninterest expense were primarily related to First National. Noninterest expense attributable to First National for the three and twelve months ended December 31, 2014 amounted to $6.5 million and $13.7 million, respectively. In addition, noninterest expenses also increased due to the election to retire certain pension liabilities, an increase in loss provision on REO, and expenses related to the First National merger. The Company’s core efficiency ratio improved to 66.54% in the fourth quarter of 2014 compared to 95.31% in the fourth quarter of 2013.

Nonperforming assets declined 27% to $14.9 million at December 31, 2014, compared to $20.6 million at December 31, 2013. Nonperforming assets were 0.98% of total assets at December 31, 2014, compared to 3.75% at December 31, 2013. The allowance for loan losses represented 1.29% of total loans at December 31, 2014, compared 3.31% at December 31, 2013. The allowance for loan losses plus discount on acquired loans to total loans was 2.42% at December 31, 2014. The ratio of the allowance for loan losses to nonperforming loans was 139.82% at December 31, 2014, compared to 106.48% at December 31, 2013. Annualized net charge-offs as a percentage of average loans for the quarter ended December 31, 2014 were 0.22% compared to 0.36% for the quarter ended December 31, 2013. Provision for loan losses increased from $0 for the fourth quarter of 2013 to $758,000 for the fourth quarter of 2014. The provision was $600,000 for the third quarter of 2014. The increase in provision is attributable to loan growth at Bear State’s three banks and a migration of the First National renewed loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial is the parent company for Bear State Bank. Bear State Financial, Inc. stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank (the “Bank”), is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  The Bank operates 46 branch offices throughout Arkansas and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings which management believes is useful in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company’s operational integration project. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward- looking terminology, such as “may,” “will,” “believe,” “expect,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in Bear State ’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Bank’s pricing, products and services, and with respect to the loans extended by the Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. Bear State wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Bear State does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

	December	September	June	December
	2014	2014	2014	2013

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$415,155	$423,925	$390,848	$194,675
Consumer real estate - mortgage loans	320,254	318,508	303,413	129,230
Farmland	47,199	48,892	48,710	2,663
Construction and land development	98,594	89,165	94,084	23,891
Commercial and industrial loans	139,871	149,073	142,058	29,033
Consumer and other	33,809	33,268	32,171	4,368
Total loans	1,054,882	1,062,831	1,011,284	383,860
Allowance for loan losses	(13,660)	(12,964)	(12,392)	(12,711)
Investment securities	174,218	190,376	213,557	70,828
Goodwill	25,717	25,801	25,610	-
Core deposit intangible, net	7,338	7,494	7,651	-
Total assets	1,514,595	1,528,387	1,448,205	548,872
Noninterest-bearing deposits	180,136	169,962	167,600	19,427
Total deposits	1,263,797	1,277,306	1,231,414	469,725
Short term borrowings	12,083	12,081	20,270	-
FHLB advances	43,095	49,783	34,127	5,941
Other borrowings	18,163	19,519	13,750	-
Total stockholders' equity	170,454	165,419	142,995	71,187

Balance sheet data, quarterly averages:
Total loans	$1,059,636	$1,045,076	$505,754	$376,932
Investment securities	183,735	213,813	101,562	72,440
Total earning assets	1,350,646	1,309,259	665,536	492,769
Goodwill	25,773	25,612	4,497	-
Core deposit intangible, net	7,441	7,773	1,512	-
Total assets	1,525,455	1,493,527	748,967	539,926
Noninterest-bearing deposits	178,286	170,310	56,988	19,052
Interest-bearing deposits	1,106,867	1,096,212	587,429	443,469
Total deposits	1,285,153	1,266,522	644,417	462,521
Short term borrowings	11,992	14,763	2,918	-
FHLB Advances	37,942	47,559	10,953	3,559
Other borrowings	19,552	14,675	1,338	-
Total stockholders' equity	166,793	145,737	86,613	71,764

Statement of operation data for the three months ended:
Interest income	$14,945	$16,223	$6,568	$4,748
Interest expense	1,627	1,567	1,050	878
Net interest income	13,318	14,656	5,518	3,870
Provision for loan losses	758	600	230	-
Net interest income after provision for loan losses	12,560	14,056	5,288	3,870
Noninterest income	3,382	3,631	1,825	1,413
Noninterest expense	11,387	15,324	10,019	5,084
Income before taxes	4,555	2,363	(2,906)	199
Income tax expense (benefit)	(259)	(20,312)	-	-
Net income	$4,814	$22,675	$(2,906)	$199

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

	December	September	June	December
	2014	2014	2014	2013

Common stock data:
Core earnings per share, diluted	$0.10	$0.12	$0.04	$0.01
Net income per share, diluted	$0.14	$0.68	$(0.12)	$0.01
Tangible book value per share	$4.12	$3.96	$3.29	$3.20
Book value per share	$5.11	$4.96	$4.29	$3.20
Diluted weighted average shares outstanding	33,508,230	33,432,486	24,466,899	23,208,554
End of period shares outstanding	33,365,845	33,366,345	33,362,928	22,268,320

Profitability and performance ratios:
Core return on average assets	0.89%	1.09%	0.54%	0.18%
Return on average assets	1.25%	6.02%	-1.56%	0.15%
Core return on average equity	8.16%	11.12%	4.65%	1.37%
Core return on tangible equity	10.19%	14.42%	5.00%	1.37%
Return on average equity	11.45%	61.73%	-13.46%	1.10%
Net interest margin	3.91%	4.44%	3.33%	3.12%
Noninterest income to total revenue	20.25%	19.86%	24.85%	26.75%
Noninterest income to average assets	0.88%	0.96%	0.98%	1.04%
Noninterest expense to average assets	2.96%	4.07%	5.37%	3.74%
Efficiency ratio(1)	66.54%	77.62%	83.19%	95.31%
Average loans to average deposits	82.45%	82.52%	78.48%	81.50%
Securities to total assets	11.50%	12.46%	14.75%	12.90%

Asset quality ratios:
Allowance for loan losses to total loans	1.29%	1.22%	1.23%	3.31%
Allowance for loan losses to non-performing loans	139.82%	136.79%	134.68%	106.48%
Nonperforming loans to total loans	0.93%	0.89%	0.91%	3.11%
Nonperforming assets to total assets	0.96%	0.98%	1.07%	3.75%
Annualized net charge offs to average total loans	0.22%	0.01%	0.25%	0.36%

Capital ratios:
Core Capital to Adjusted Tangible Assets	8.29%	8.11%	7.54%	12.90%
Total Capital to Risk-Weighted Assets	12.11%	11.45%	10.85%	18.68%
Tier I Capital to Risk-Weighted Assets	10.89%	10.31%	10.31%	17.40%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.

BEAR STATE FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION - UNAUDITED

DECEMBER 31, 2014 AND 2013

(In thousands, except share data)

	2014	2013
ASSETS

Cash and cash equivalents:
Cash and collection items	$25,971	$6,242
Interest bearing deposits with banks	87,115	17,728

Total cash and cash equivalents	113,086	23,970

Interest bearing time deposits in banks	12,421	24,118
Investment securities, available for sale	174,218	70,828
Other investment securities, at cost	5,864	457
Loans receivable, net of allowance at December 31, 2014 and 2013, of $13,660 and $12,711, respectively	1,041,222	371,149
Loans held for sale	6,409	4,205
Accrued interest receivable	4,485	1,473
Real estate owned - net	4,792	8,627
Office properties and equipment - net	50,332	18,769
Cash surrender value of life insurance	44,130	23,811
Goodwill	25,717	--
Core deposit tangible, net	7,338	--
Deferred tax asset, net	20,697	--
Prepaid expenses and other assets	3,884	1,465

TOTAL	$1,514,595	$548,872

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing	$180,136	$19,427
Interest bearing	1,083,661	450,298

Total deposits	1,263,797	469,725

Short term borrowings	12,083	--
Other borrowings	61,258	5,941
Other liabilities	7,003	2,019

Total liabilities	$1,344,141	$477,685

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued at December 31, 2014 and 2013	$--	$--
Common stock, $0.01 par value—100,000,000 and 30,000,000 shares authorized at December 31, 2014 and 2013, respectively; 33,365,845 and 22,268,320 (as adjusted) shares issued and outstanding at December 31, 2014 and 2013, respectively	334	200
Additional paid-in capital	169,543	92,740
Accumulated other comprehensive income (loss)	577	(467)
Accumulated deficit	--	(21,286)

Total stockholders’ equity	170,454	71,187

TOTAL	$1,514,595	$548,872

BEAR STATE FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

YEARS ENDED DECEMBER 31, 2014 AND 2013

(In thousands, except earnings per share and share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
INTEREST INCOME:
Loans receivable	$14,084	$4,119	$39,465	$16,202
Investment securities:
Taxable	299	226	1,076	482
Nontaxable	445	292	1,514	1,189
Other	117	111	436	492
Total interest income	14,945	4,748	42,491	18,365

INTEREST EXPENSE:
Deposits	1,362	861	4,538	3,339
Other borrowings	265	17	600	53

Total interest expense	1,627	878	5,138	3,392

NET INTEREST INCOME	13,318	3,870	37,353	14,973

PROVISION FOR LOAN LOSSES	758	--	1,588	--

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	12,560	3,870	35,765	14,973

NONINTEREST INCOME:
Net gain on sales and calls of investment securities	1	--	31	25
Deposit fee income	1,902	708	5,349	3,059
Earnings on life insurance policies	368	204	1,126	808
Gain on sales of loans	851	377	2,774	1,103
Other	260	124	759	431

Total noninterest income	3,382	1,413	10,039	5,426

NONINTEREST EXPENSES:
Salaries and employee benefits	6,025	2,983	21,819	11,167
Net occupancy expense	1,539	563	4,391	2,373
Real estate owned, net	(71)	147	1,387	229
FDIC insurance	259	109	753	589
Amortization of intangible assets	157	--	339	--
Data processing	1,096	386	6,254	1,495
Professional fees	223	95	867	613
Advertising and public relations	561	73	1,354	288
Postage and supplies	248	100	712	408
Other	1,350	628	4,192	2,497

Total noninterest expenses	11,387	5,084	42,068	19,659

INCOME BEFORE INCOME TAXES	4,555	199	3,736	740

INCOME TAX PROVISION (BENEFIT)	(259)	--	(20,570)	11

NET INCOME	$4,814	$199	$24,306	$729

Basic earnings per common share	$0.14	$0.01	$0.86	$0.03

Diluted earnings per common share	$0.14	$0.01	$0.84	$0.03

BEAR STATE FINANCIAL, INC.

AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED

(In thousands)

	Three Months Ended December 31,
	2014			2013
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,059,636	$14,084	5.27%	$376,932	$4,119	4.34%
Investment securities(2)	183,735	744	1.61	72,440	519	2.84
Other interest-earning assets	107,275	117	0.43	43,397	110	1.02
Total interest-earning assets	1,350,646	14,945	4.39	492,769	4,748	3.82
Noninterest-earning assets	174,809			47,157
Total assets	$1,525,455			$539,926
Interest-bearing liabilities:
Deposits	$1,106,867	1,362	0.49	$443,469	861	0.77
Other borrowings	69,486	265	1.51	3,559	17	1.85
Total interest-bearing liabilities	1,176,353	1,627	0.55	447,028	878	0.78
Noninterest-bearing deposits	178,286			19,052
Noninterest-bearing liabilities	4,023			2,082
Total liabilities	1,358,662			463,162
Stockholders' equity	166,793			71,764
Total liabilities and stockholders' equity	$1,525,455			$539,926
Net interest income		$13,318			$3,870
Net earning assets	$174,293			$45,741
Interest rate spread			3.84%			3.04%
Net interest margin			3.91%			3.12%
Ratio of interest-earning assets to Interest-bearing liabilities			114.82%			110.23%
(1)	Includes nonaccrual loans.
(2)	Includes FHLB of Dallas and Federal Reserve Bank stock.

	Twelve Months Ended December 31,
	2014			2013
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$756,078	$39,465	5.22%	$361,094	$16,202	4.49%
Investment securities(2)	144,410	2,590	1.79	59,301	1,671	2.82
Other interest-earning assets	72,535	436	0.60	63,811	492	0.77
Total interest-earning assets	973,023	42,491	4.37	484,206	18,365	3.79
Noninterest-earning assets	111,447			50,325
Total assets	$1,084,470			$534,531
Interest-bearing liabilities:
Deposits	$814,251	4,538	0.56	$436,735	3,339	0.76
Other borrowings	42,176	600	1.42	2,615	53	2.03
Total interest-bearing liabilities	856,427	5,138	0.60	439,350	3,392	0.77
Noninterest-bearing deposits	107,066			21,710
Noninterest-bearing liabilities	3,224			2,283
Total liabilities	966,717			463,343
Stockholders' equity	117,753			71,188
Total liabilities and stockholders' equity	$1,084,470			$534,531
Net interest income		$37,353			$14,973
Net earning assets	$116,596			$44,856
Interest rate spread			3.77%			3.02%
Net interest margin			3.84%			3.09%
Ratio of interest-earning assets to Interest-bearing liabilities			113.61%			110.21%
(1)	Includes nonaccrual loans.
(2)	Includes FHLB of Dallas and Federal Reserve Bank stock.

BEAR STATE FINANCIAL, INC.
ASSET QUALITY ANALYSIS - UNAUDITED
(In thousands)

	December 31, 2014		December 31, 2013
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$4,959	0.33%	$4,258	0.77%	$701
Nonfarm nonresidential	3,113	0.21%	4,057	0.75%	(944)
Farmland	734	0.05%	782	0.15%	(48)
Construction and land development	624	0.04%	2,467	0.44%	(1,843)
Commercial	306	0.02%	350	0.06%	(44)
Consumer	34	--	24	0.01%	10

Total nonaccrual loans	9,770	0.65%	11,938	2.18%	(2,168)

Accruing loans 90 days or more past due	353	0.02%	--	--	353

Real estate owned	4,792	0.31%	8,627	1.57%	(3,835)

Total nonperforming assets	14,915	0.98%	20,565	3.75%	(5,650)
Performing restructured loans	566	0.04%	494	0.09%	72

Total nonperforming assets and performing restructured loans (1)	$15,481	1.02%	$21,059	3.84%	$(5,578)
(1)

The table does not include substandard loans which were judged not to be impaired totaling $24.9 million at December 31, 2014 and $2.9 million at December 31, 2013 or acquired ASC 310-30 purchased credit impaired loans which are considered performing at December 31, 2014.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.
CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY - UNAUDITED
(in thousands)

	For the Quarter ending
	12/31/2014	9/30/2014	6/30/2014	12/31/2013
Net income available to common stockholders	$4,814	$22,675	$(2,906)	$199
Average common stockholders' equity	166,793	145,737	86,613	71,764
Less Average Intangible Assets:
Goodwill	(25,773)	(25,612)	(4,497)	-
Core Deposit Intangible, net of accumulated amortization	(7,441)	(7,773)	(1,512)	-

Average tangible common stockholders' equity	$133,579	$112,352	$80,604	$71,764

Annualized return on average tangible common stockholders' equity	14.3%	80.1%	-14.5%	1.1%

BEAR STATE FINANCIAL, INC.
CALCULATION OF TANGIBLE BOOK VALUE per COMMON SHARE - UNAUDITED
(in thousands)

	For the period ending
	12/31/2014	9/30/2014	6/30/2014	12/31/2013
Total common stockholder's equity	170,454	165,419	142,995	71,187
Less intangible assets:
Goodwill	(25,717)	(25,801)	(25,610)	-
Core Deposit Intangible, net of accumulated amortization	(7,338)	(7,494)	(7,651)	-
Total intangibles	(33,055)	(33,295)	(33,261)	-
Total tangible common stockholder's equity	$137,399	$132,124	$109,734	$71,187

Common Shares Outstanding	33,366	33,367	33,363	22,268

Tangible book value per common share	$4.12	$3.96	$3.29	$3.20

BEAR STATE FINANCIAL, INC.
RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED
(In thousands, except share data)

		December	September	June	December
		2014	2014	2014	2013
Net income (loss)		$4,814	$22,675	$(2,906)	$199
Adj: Gain on sale of securities, net		(1)	(30)
Adj: Merger, acquisition and integration expenses		55	477	392	49
Adj: Rebranding expenses		219
Adj: Pension plan payment				2,900
Adj: Real estate owned provision		-	653	618	-
Adj. Data processing termination fees			3,035
Adj: Deferred tax asset valuation allowance reversal		(1,550)	(21,142)
Tax Effect of Adjustments		(105)	(1,583)
Total core income	(A)	$3,432	$4,085	$1,004	$248

Total revenue		$16,700	$18,287	$7,343	$5,283
Adj: Gain on sale of securities, net		(1)	(30)	-	-
Total core revenue		$16,699	$18,257	$7,343	$5,283

Total non-interest expense		$11,387	$15,324	$10,019	$5,084
Less: Merger, acquisition and integration expenses		(55)	(477)	(392)	(49)
Less: Rebranding Expenses		(219)
Less: Pension plan payment		-	-	(2,900)	-
Less: Real estate owned provision		-	(653)	(618)	-
Less: Data processing termination fees		-
Core noninterest expense		$11,113	$14,194	$6,109	$5,035

Total average assets	(B)	$1,525,455	$1,493,527	$748,967	$539,926
Total average stockholders' equity	(C)	166,793	145,737	86,613	71,764
Total average tangible stockholders' equity	(D)	133,579	112,352	80,604	71,764
Total tangible stockholders' equity, period end	(E)	137,399	132,124	109,734	71,187

Total common shares outstanding, period-end	(F)	33,365,845	33,366,345	33,362,928	22,268,320
Average diluted shares outstanding	(G)	33,508,230	33,432,486	24,466,899	23,208,554

Core earnings per share, diluted	(A/G)	0.10	$0.12	$0.04	$0.01
Tangible book value per share, period-end	(E/F)	$4.12	$3.96	$3.29	$3.20

Core return on average assets	(A/B)	0.89%	1.09%	0.54%	0.18%
Core return on average equity	(A/C)	8.16%	11.12%	4.65%	1.37%
Core return on average tangible equity	(A/D)	10.19%	14.42%	5.00%	1.37%
Efficiency ratio(1)		66.54%	77.62%	83.19%	95.31%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.